Exhibit 10.2

eMagin

April 17, 2007

To the Holders of the 6% Senior Secured Convertible Notes Due 2007-2008 under the Now Purchase Agreements Dated July 21, 2006

Reference is made to the Note Purchase Agreements dated as of July 21, 2006 which you entered into with eMagin Corporation ("eMagin" or the "Comnani") in connection with your purchase of 6% Senior Secured Convertible Now Due 2007-2008 (the "Notes") and warrants to purchase shares of the Company's common stock. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Notes.

As you are aware, Section 3.13 of the Notes provides that the Company shall not enter into any agreement which would adversely affect the Collateral Agent's Lien on the Security Interest in the Collateral and Section 4.1(c) deems the Company's failure to comply with Section 3.13 an Event of Default. Section 4.1(i) deems the Occurrence of an Event of Default in the Security Agreements to be an Event of Default in the Notes.

In connection with the proposed agreement between the Company and Kodak Corporation ("Kodak") the Company will transfer its patent number 6,337,492 related to Serially-connected organic light emitting diode stack having conductors sandwiching each light emitting layer (the "Kodak Patent") in return for two years of reduced royalty payments (the "Royalty Agreement").

As such, the Company respectfully requests your prior written consent to the Company's entering into the Royalty Agreement and your waiver of any potential Event of Default and any event triggered by an Event of Default in either the Notes or the Security Agreements which may occur as a result of the Company entering into an agreement to transfer the Kodak Patent and/or the transfer of the Kodak Patent to Kodak.

The undersigned hereby confirms that the execution of this letter agreement shall serve as the undersigned's waiver of any claim that may have otherwise been made regarding the potential Event of Default under with the Notes or the Security Agreements and any event which may be triggered by such event as a result of the Company entering into an agreement to transfer the Kodak Patent and/or the transfer of the Kodak Patent to Kodak.

The undersigned also consents to the release of the Kodak Patent from the Collateral (as defined in the Security Agreement), the removal of the Lien (as defined in the Security Agreement) on the Kodak Patent and the filing of a UCC Financing Statement Amendment, substantially in the form attached hereto, to evidence the removal of the Lien on the Kodak Patent.

Notwithstanding anything contained herein, this letter agreement and the consents and waivers contained herein shall be deemed effective upon receipt by the Company of letter agreements of like tenor to this letter agreement which, together with this letter agreement, are from holders of a majority of the aggregate outstanding principal amount of Notes.

Except as expressly set forth herein, this letter agreement shall not by implication or otherwise (a) limit in any manner whatsoever the Company's obligation to comply with, and the undersigned's right to insist on the Company's compliance with, each and every term of the Notes and the other Transaction Documents, or (b) constitute a waiver of any default or Event of Default or any right or remedy available to the undersigned, or of the Company's obligation to pay and perform all of its obligations, in each such case whether arising under the Notes, the Transaction Documents, any other related agreements, applicable law and/or in equity, all of which rights and remedies are hereby expressly reserved, are not waived and may be exercised at any time, and none of which obligations are waived. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Notes in similar or different circumstances.

This letter agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. in the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof

EMAGIN CORPORATION

By:	/s/
Name: John Atherly
Title: Chief Financial Officer

10500 NE Street - Suite 1400 - Bellevue, WA 98004
P: (425) 749-3600 F: (425) 749-3601 www.emagin.com

Agreed and Acknowledged